Exhibit 10.2

COMPANY SHAREHOLDER SUPPORT AGREEMENT

This Company Shareholder Support Agreement (this “Agreement”) is made and entered into as of [●], 2026, by and among (i) First Digital Group Ltd., a Gibraltar private company limited by shares with registration number 121963 (the “Company”), (ii) each shareholder of the Company as set forth on Schedule A (each, a “Requisite Company Shareholder”), and (iii) CSLM Digital Asset Acquisition Corp III, Ltd, a Cayman Islands exempted company limited by shares with registration number 412434 (the “Acquiror”). The Company, Acquiror, and the Requisite Company Shareholders are sometimes referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

A. On [●], 2026, Acquiror and the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) pursuant to which, upon the terms and subject to the conditions set forth therein: (a) at least one (1) Business Day prior to the Reincorporation Merger, the Company will (i) re-domicile from Gibraltar to the Cayman Islands, and (ii) transfer by way of continuation as an exempted company limited by shares in the Cayman Islands in accordance with the Gibraltar Companies Act and the Cayman Companies Act (as applicable) (the “Re-domiciliation and Continuation”), (b) at least one (1) Business Day after the consummation of the Re-domiciliation and Continuation, Acquiror will merge with and into PubCo (the “Reincorporation Merger”), with PubCo being the surviving entity and Merger Sub becoming a wholly-owned subsidiary of PubCo, and (c) at least one (1) Business Day after the completion of both the Reincorporation Merger and the Re-domiciliation and Continuation and within three (3) Business Days after the completion of the Reincorporation Merger, Merger Sub will merge with and into the Company (the “Acquisition Merger” and, together with the Reincorporation Merger, the “Mergers”), with the Company being the surviving entity and becoming a wholly-owned Subsidiary of PubCo and the outstanding securities of the Company immediately prior to the Acquisition Merger Effective Time being converted into securities of PubCo (the Mergers together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”).

B. The Requisite Company Shareholders agree to enter into this Agreement with respect to all Company Ordinary Shares and/or Company Preferred Shares (collectively, “Company Shares”) of which the Requisite Company Shareholders now or hereafter have beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) and/or record ownership.

C. As of the date hereof, the Requisite Company Shareholders are the owners of, and/or have voting power (including, without limitation, by proxy or power of attorney) over, such number and class of Company Shares as are indicated opposite each of their names on Schedule A attached hereto (all such Company Shares, together with any shares in the Company of which beneficial and/or record ownership and/or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Requisite Company Shareholder (or any securities convertible into or exercisable or exchangeable for Company Shares) during the period from the date hereof through the Expiration Time are collectively referred to herein as the “Subject Shares”).

D. As a condition to the willingness of Acquiror and the Company to enter into the Business Combination Agreement and as an inducement and in consideration therefor, the Requisite Company Shareholders have agreed to enter into this Agreement.

E. Each of the Parties has determined that it is in its best interests to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Expiration Time” shall mean the earliest to occur of (a) the Acquisition Merger Effective Time, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 11.1 thereof and (c) the mutual written agreement of Acquiror, the Company and such Requisite Company Shareholder.

“Transfer” shall mean (i) any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any contract, agreement, option or other arrangement or understanding with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, in each case directly or indirectly and voluntarily or involuntarily, of any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, or establishing or increasing a put equivalent position or liquidating or decreasing a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any interest owned by a person, (ii) any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any interest owned by a person or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii), excluding in each case entry into this Agreement and the Business Combination Agreement and the consummation of the transactions contemplated hereby and thereby.

2. Agreement to Retain the Subject Shares.

2.1 No Transfer of Subject Shares. Until the Expiration Time, each Requisite Company Shareholder agrees not to (x) Transfer any Subject Shares or (y) deposit any Subject Shares into a voting trust or enter into a voting agreement with respect to any Subject Shares or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement). Notwithstanding the foregoing, (A) if a Requisite Company Shareholder is an individual, such Requisite Company Shareholder may Transfer any such Subject Shares (i) to any member of such Requisite Company Shareholder’s immediate family, or to a trust for the benefit of such Requisite Company Shareholder or any member of such Requisite Company Shareholder’s immediate family, the sole trustees of which are such Requisite Company Shareholder or any member of such Requisite Company Shareholder’s immediate family, (ii) by will, other testamentary document or under the laws of intestacy upon the death of such Requisite Company Shareholder, (iii) pursuant to a qualified domestic relations order or (iv) pursuant to a charitable gift or contribution, (B) if a Requisite Company Shareholder is an entity, such Requisite Company Shareholder may Transfer any Subject Shares to any partner, member, shareholder, or affiliate of such Requisite Company Shareholder in accordance with the terms of the Governing Documents of the Company, and (C) a Requisite Company Shareholder may Transfer any Subject Shares upon the consent of Acquiror; provided, that in each case such transferee of such Subject Shares evidences in a writing, in form and substance reasonably satisfactory to Acquiror and the Company, such transferee’s agreement to be bound by and subject to all of the terms and provisions hereof to the same effect as such transferring Requisite Company Shareholder, prior and as a condition to the occurrence of such Transfer. Notwithstanding anything to the contrary in this Agreement, the Company Founder may transfer 813,500 Company Preference Shares to Noble Elite Ltd. at any time prior to the Expiration Time without the consent of Acquiror or any other Person.

2.2 Additional Purchases. Until the Expiration Time, each Requisite Company Shareholder agrees that any Subject Shares that such Requisite Company Shareholder purchases, that are issued to such Requisite Company Shareholder by the Company, that are otherwise hereinafter acquired by such Requisite Company Shareholder or with respect to which such Requisite Company Shareholder otherwise acquires sole or shared voting power (including by proxy or power of attorney) after the execution of this Agreement and prior to the Expiration Time, shall in each case be subject to the terms and conditions of this Agreement to the same extent as if they were Subject Shares owned by such Requisite Company Shareholder as of the date hereof. Each of the Requisite Company Shareholders agrees, while this Agreement is in effect, to notify Acquiror and the Company promptly in writing (including by e-mail) of the number of any additional Subject Shares acquired, or over which voting power is acquired, by such Requisite Company Shareholder, if any, after the date hereof.

2.3 Unpermitted Transfers. Any Transfer or attempted Transfer of any Subject Shares in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3. Voting of Subject Shares. Hereafter until the Expiration Time, each Requisite Company Shareholder hereby unconditionally and irrevocably agrees that, at any meeting of the shareholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of the Company requested by the Governing Documents of the Company or otherwise undertaken as contemplated by the Transactions (which written consent shall be delivered promptly, and in any event not later than two (2) Business Days, after the Company requests such delivery), such Requisite Company Shareholder shall: if a meeting is held, attend and appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such Requisite Company Shareholder shall vote all of the Subject Shares to which such Requisite Company Shareholder has sole or shared voting power and is entitled to vote; and/or if a written consent or approval is requested, duly and promptly execute and provide such written consent or approval (or cause to be voted or so consented or approved), in person or by proxy, in respect of all of its Subject Shares: (i) in favor of (a) the Acquisition Merger, the Business Combination Agreement, the Transaction Documents, any required amendments to the Company’s Governing Documents, the PubCo Charter, and all of the other Transactions (including the issuance of PubCo Class B Shares to the Company Founder) (and any actions required in furtherance thereof), and (b) in favor of the other matters set forth in the Business Combination Agreement (including the Company Shareholder Approval, the Re-domiciliation and Continuation Shareholder Approval, and any other shareholder approval of the Transaction Documents or related matters that may be solicited by the Company Board) (clauses (a) and (b) collectively, the “Company Shareholder Approval Matters”), or if there are insufficient votes in favor of granting the approval of the Company Shareholder Approval Matters, in favor of the adjournment or postponement of such meeting of the shareholders of the Company to a later date, and (ii) in opposition to, other than as contemplated by the Business Combination Agreement, (x) any proposal, offer, or submission with respect to an Acquiror Acquisition Proposal or Alternative Proposal (“Competing Transaction”) or the adoption of any agreement to enter into a Competing Transaction, or (y) any proposal, action or agreement that would (A) frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement, the Transaction Documents or the Mergers or any of the transactions contemplated hereby and thereby, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Business Combination Agreement or (C) result in any of the conditions set forth in Article X of the Business Combination Agreement not being fulfilled, in each case of (x) and (y), other than those events or transactions as contemplated under the Business Combination Agreement or the other Transaction Documents; and (iii) in any other circumstances upon which a vote, consent or other approval with respect to the Company Shareholder Approval Matters is sought, to vote, consent or approve (or cause to be voted, consented or approved) all of such Requisite Company Shareholder’s Subject Shares held at such time in favor of the foregoing; provided, however, that such Requisite Company Shareholder shall not be required to vote or provide consent or take any other action, in each case to the extent any such vote, consent or other action would preclude SEC registration of the PubCo Ordinary Shares being issued to holders of Company Ordinary Shares as contemplated by the Business Combination Agreement.

4. Additional Agreements.

4.1 No Challenges. Each Requisite Company Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, Merger Sub, PubCo, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement or any other agreement in connection with the Transactions. Each Requisite Company Shareholder hereby grants any consent or approval that may be required from them for the Business Combination Agreement or the Transactions under any applicable Contract binding on such Requisite Company Shareholder, the Company or Acquiror.

4.2 Further Actions. Each Requisite Company Shareholder agrees, while this Agreement is in effect, not to take or omit to take, or agree to commit to take or omit to take, any action that would make any representation and warranty of such Requisite Company Shareholder contained in this Agreement inaccurate in any material respect. Each Requisite Company Shareholder further agrees that it shall use its reasonable best efforts to cooperate with Acquiror and the Company to effect the transactions contemplated hereby and the Transactions, including to take or omit to take such actions, and execute such agreements, as may be reasonably requested by Acquiror or the Company in connection with the transactions contemplated hereby and the Transactions or that are necessary to give further effect thereto.

4.3 Consent to Disclosure. Each Requisite Company Shareholder hereby consents to the publication and disclosure in the Proxy/Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Acquiror, PubCo or the Company to any Governmental Authority or to securityholders of Acquiror) of such Requisite Company Shareholder’s identity and beneficial ownership of the Subject Shares and the nature of such Requisite Company Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Acquiror, PubCo or the Company, a copy of this Agreement. Each Requisite Company Shareholder will promptly provide any information reasonably requested by Acquiror, PubCo or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

4.4 Waiver of Dissenters’ Rights. Each Requisite Company Shareholder hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ rights under Section 238 of the Companies Act (as Revised) of the Cayman Islands and any other similar statute in connection with the Transactions and the Business Combination Agreement.

4.5 No Redemption. Each of the Requisite Company Shareholders undertakes that, from the date hereof and until the Expiration Time, it will not elect to cause the Company to redeem any Subject Shares now or at any time legally or beneficially owned by such Requisite Company Shareholder (whether pursuant to the Governing Documents of the Company, Law, contract or otherwise, notwithstanding such Requisite Company Shareholder may have rights thereunder), or submit or surrender any of its Subject Shares for redemption.

4.6 New Shares. In the event that prior to the Expiration Time (i) any equity securities of the Company are issued or otherwise distributed to a Requisite Company Shareholder pursuant to any share dividend or distribution, or any change in any of the Subject Shares or other share capital the Company by reason of any share subdivision, recapitalization, consolidation, exchange of shares or the like, (ii) a Requisite Company Shareholder acquires legal or beneficial ownership of any Company Shares after the date of this Agreement, or (iii) a Requisite Company Shareholder acquires the right to vote or share in the voting of any Company Shares after the date of this Agreement (collectively, the “New Securities”), the term “Subject Shares” shall be deemed to refer to and include such New Securities (including all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

4.7 Shareholders’ Consent, Authorization or Approval. Each Requisite Company Shareholder hereby irrevocably agrees and confirms that, insofar as (i) such Requisite Company Shareholder’s consent, authorization or approval is required or solicited, or (ii) such Requisite Company Shareholder forms part of a class of shareholders of the Company whose consent, authorization or approval is required, in any such case in respect of or in connection with the Transactions, the Business Combination Agreement and the other transaction documents contemplated hereby and thereby, including pursuant to the Governing Documents of the Company or applicable Laws, such Requisite Company Shareholder hereby grants, provides and gives such consent, authorization or approval, and all specific resolutions that may be required to have been adopted by such Requisite Company Shareholder or class of shareholders in connection with the Transactions, the Business Combination Agreement and the other transaction documents contemplated hereby and thereby, are hereby deemed adopted and approved by such Requisite Company Shareholder, in each case subject to such amendment, modification or supplement thereof as may be agreed to and adopted by the Company Board from time to time in its sole discretion so long as such amendment, modification or supplement does not have a material or disproportionate adverse impact on the Requisite Company Shareholder as to other similarly situated shareholders of the Company.

5. Representations and Warranties of the Requisite Company Shareholders. Each Requisite Company Shareholder hereby, severally and not jointly, represents and warrants to Acquiror, the Company and PubCo as follows:

5.1 Ownership of the Company Shares. Such Requisite Company Shareholder is either (a) the owner of the Company Shares indicated on Schedule A hereto opposite such Requisite Company Shareholder’s name, free and clear of any and all Liens, other than (i) those created by this Agreement or (ii) as may be set forth in the Governing Documents of the Company or (b) has the power to vote (including by proxy or power of attorney) the Company Shares indicated on Schedule A hereto opposite such Requisite Company Shareholder’s name. Such Requisite Company Shareholder has as of the date hereof and, except pursuant to a Transfer permitted in accordance with Section 2.1 hereof, will have until the Expiration Time, sole or shared voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to such Requisite Company Shareholder set forth in this Agreement, in each case, over all Subject Shares. As of the date hereof, such Requisite Company Shareholder does not own any other voting securities of the Company or have the power to vote (including by proxy or power of attorney) any other voting securities of the Company other than the Company Shares set forth on Schedule A opposite such Requisite Company Shareholder’s name. As of the date hereof, such Requisite Company Shareholder does not own any rights to purchase or acquire (i) any other equity securities of the Company or (ii) the power to vote any other voting securities of the Company, in each case except as set forth on Schedule A opposite such Requisite Company Shareholder’s name. There are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by such Requisite Company Shareholder pursuant to arrangements made by such Requisite Company Shareholder.

5.2 Absence of Other Voting Agreement. Except for this Agreement, such Requisite Company Shareholder has not: (a) entered into any voting agreement, voting trust or similar agreement with respect to any Subject Shares or other equity securities of the Company owned by such Requisite Company Shareholder or (b) granted any proxy, consent or power of attorney with respect to any Subject Shares or other equity securities of the Company owned by such Requisite Company Shareholder (other than as contemplated by this Agreement).

5.3 Due Authority. Such Requisite Company Shareholder has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by such Requisite Company Shareholder (and, if such Requisite Company Shareholder is married and any of such Requisite Company Shareholder’s Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be valid and binding, such Requisite Company Shareholder’s spouse), and constitutes a valid and binding agreement of such Requisite Company Shareholder enforceable against it in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of such Requisite Company Shareholder.

5.4 No Conflict; Consents.

(a) The execution and delivery of this Agreement by such Requisite Company Shareholder does not, and the performance by such Requisite Company Shareholder of the obligations under this Agreement and the compliance by such Requisite Company Shareholder with the provisions hereof do not and will not: (i) conflict with or violate any Law applicable to such Requisite Company Shareholder, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, limited liability company agreement, certificate of formation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of such Requisite Company Shareholder, as applicable, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Subject Shares owned by such Requisite Company Shareholder pursuant to any contract or agreement to which such Requisite Company Shareholder is a party or by which such Requisite Company Shareholder is bound, except in the case of clause (i) or (iii) as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of such Requisite Company Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required by or with respect to such Requisite Company Shareholder in connection with the execution and delivery of this Agreement or the consummation by such Requisite Company Shareholder of the transactions contemplated hereby. If such Requisite Company Shareholder is a natural person, no consent of such Requisite Company Shareholder’s spouse is necessary under any “community property” or other Laws in order for such Requisite Company Shareholder to enter into and perform its obligations under this Agreement.

5.5 Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of such Requisite Company Shareholder, threatened, against such Requisite Company Shareholder that would reasonably be expected to impair, enjoin or materially delay the ability of such Requisite Company Shareholder to perform such Requisite Company Shareholder’s obligations hereunder or to consummate the transactions contemplated hereby.

5.6 Reliance by Acquiror, the Company and PubCo. Such Requisite Company Shareholder understands and acknowledges that each of Acquiror, the Company and PubCo is entering into the Business Combination Agreement in reliance upon such Requisite Company Shareholder’s execution and delivery of this Agreement.

5.7 Adequate Information. Such Requisite Company Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Agreement and the Transactions, and has independently, without reliance upon Acquiror or the Company, and based on such information as such Requisite Company Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Requisite Company Shareholder acknowledges that none of Acquiror or the Company has made or makes any representation or warranty, whether express or implied, of any kind or character with respect to the matters covered herein, in each case except as expressly set forth in this Agreement. Such Requisite Company Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Requisite Company Shareholder are irrevocable.

6. Termination. This Agreement shall terminate upon the Expiration Time. The termination of this Agreement shall not relieve any party from any liability arising in respect of any willful and material breach of this Agreement prior to such termination.

7. Miscellaneous.

7.1 Further Assurances. From time to time, at another Party’s request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

7.2 Fees and Expenses. Each of the Parties shall be responsible for its own fees and expenses (including, without limitation, the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby; provided that the fees and expenses of the Company and Acquiror shall be allocated as set forth in Section 12.6 of the Business Combination Agreement.

7.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror, PubCo or the Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

7.4 Amendments, Waivers. This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto. At any time prior to the Expiration Time,

(a) Acquiror may (i) extend the time for the performance of any obligation or other act of any Requisite Company Shareholder, (ii) waive any inaccuracy in the representations and warranties of each Requisite Company Shareholder contained herein or in any document delivered by any Requisite Company Shareholder pursuant hereto and (iii) waive compliance with any agreement of each Requisite Company Shareholder or any condition to their obligations contained herein and any such extension or waiver shall be valid if set forth in an instrument in writing signed by Acquiror;

(b) the Requisite Company Shareholders may (i) extend the time for the performance of any obligation or other act of Acquiror or the Company, (ii) waive any inaccuracy in the representations and warranties of Acquiror or the Company contained herein or in any document delivered by Acquiror or the Company pursuant hereto and (iii) waive compliance with any agreement of Acquiror or the Company or any condition to their obligations contained herein.

7.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.5):

if to Acquiror:

CSLM Digital Asset Acquisition Corp III, Ltd

2400 E. Commercial Boulevard, Suite 900

Ft. Lauderdale, FL 33308

Attention: Vik Mittal

Email: vik@meteoracapital.com

with copies (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY

Attn: Mitchell S. Nussbaum

Email: mnussbaum@loeb.com

if to the Company:

First Digital Group Ltd.

Room 4001, 40/F., Tower One, Lippo Centre, 89 Queensway, Hong Kong

Attention: Vincent Chok; Legal Department

Email: v.chok@1stDigital.com; legal@1stDigital.com

with copies (which shall not constitute notice) to:

DLA Piper LLP

20th Floor, South Tower, Beijing Kerry Center

1 Guanghua Road

Chaoyang District

Beijing 100020

China

Attn:	Yang Ge
James Chang
Telephone No.:	+86 10 8520 0616
+86 10 8520 0608
Email:	yang.ge@dlapiper.com
james.chang@dlapiper.com

if to any Requisite Company Shareholder, to the address for notice set forth on Schedule A hereto,

7.6 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

7.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby or any of the other Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

7.8 Entire Agreement; Assignment. This Agreement and the schedules hereto (together with each transaction document in connection with the Transactions to which the Parties hereto are parties, to the extent referred to herein) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. Except for transfers permitted by Section 2.1, this Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any Party without the prior express written consent of the other Parties hereto.

7.9 Certificates. To the extent applicable, promptly following the date of this Agreement, the Company shall advise its transfer agent in writing that each Requisite Company Shareholder’s Subject Shares are subject to the restrictions set forth herein and, in connection therewith, provide the transfer agent of the Company, as applicable, in writing with such information as is reasonable to ensure compliance with such restrictions.

7.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.11 Interpretation.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the definitions contained in this agreement are applicable to the other grammatical forms of such terms, (iv) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (v) the terms “Section” and “Schedule” refer to the specified Section or Schedule of or to this Agreement, (vi) the word “including” means “including without limitation,” (vii) the word “or” shall be disjunctive but not exclusive, (viii) the word “person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government, and references to a person are also to its permitted successors and assigns, (ix), an “affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person, (x) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and references to any Law shall include all rules and regulations promulgated thereunder and (xi) references to any Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law.

(b) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

7.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any federal and state courts located in the City of New York, Borough of Manhattan (the “Specified Courts”). The Parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid Specified Courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any Party, and (b) agree not to commence any Action relating thereto except in the Specified Courts, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such Specified Courts. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby any claim (a) that it is not personally subject to the jurisdiction of the Specified Courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such Specified Court or from any legal process commenced in such Specified Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such Specified Court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such Specified Courts.

7.13 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Specified Courts without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

7.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.14.

7.15 Counterparts; Electronic Delivery. This Agreement may be executed and delivered (including by facsimile or portable document format (.pdf) transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery by email to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

7.16 Directors and Officers. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent, designee or other representative of any Requisite Company Shareholder or by any Requisite Company Shareholder that is a natural person, in each case, in his or her capacity as a director or officer of the Company or any of its Subsidiaries. Each Requisite Company Shareholder is executing this Agreement solely in such capacity as a record or beneficial holder of Company Shares.

[Remainder of Page Intentionally Left Blank]

In witness whereof, the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

ACQUIROR:

CSLM DIGITAL ASSET ACQUISITION CORP III, LTD

By:	/s/ Vik Mittal
	Name:	Vik Mittal
	Title:	Chairman and Co-Chief Executive Officer

In witness whereof, the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

COMPANY:

FIRST DIGITAL GROUP LTD.

By:	/s/ Vincent Chok
	Name:	Vincent Chok
	Title:	Director

In witness whereof, the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

REQUISITE COMPANY SHAREHOLDERS:

VINCENT CHOK

By:	/s/ Vincent Chok
	Name:	Vincent Chok

NOBLE ELITE LTD.

By:	/s/ Ip Siu Wai Eva
	Name:	Ip Siu Wai Eva
	Title:	Director

Schedule A

Requisite Company Shareholders

Requisite Company Shareholder	Company Ordinary/Preference Shares	Notice Address
Vincent Chok	1,300 (Company Ordinary Shares) 19,050,788 (Company Preference Shares)	Room 4001, 40/F., Tower One, Lippo Centre, 89 Queensway, Hong Kong
Noble Elite Ltd.	1,355,826 (Company Preference Shares)	Maples Corporate Services Limited, PO Box 309, Ugland House, South Church Street, Grand Cayman, KY1-1104, Cayman Islands c/o Suite 3613, 36/F, Two Pacific Place, 88 Queensway, Hong Kong
Total:	1,300 (Company Ordinary Shares) 20,406,614 (Company Preference Shares)	N/A

Sch. A-1